UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Vivid Seats Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Vivid Seats Inc.

111 N. Canal Street, Suite 800

Chicago, Illinois 60606

April 27, 2022

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Vivid Seats Inc., which will be held on Tuesday, June 7, 2022, beginning at 9:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 12, 2022, a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at https://www.virtualshareholdermeeting.com/SEAT2022.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Stan Chia
Chief Executive Officer

Vivid Seats Inc.

111 N. Canal Street, Suite 800

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vivid Seats Inc., a Delaware corporation, will be held on Tuesday, June 7, 2022, at 9:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://www.virtualshareholdermeeting.com/SEAT2022. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting - How can I attend and vote at the Annual Meeting?”

The Annual Meeting is being held:

1.

to elect Stanley Chia, Jane DeFlorio and David Donnini as Class I directors to hold office until the Company’s annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified;

2.	to ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

3.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on April 12, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Stan Chia
Chief Executive Officer

Chicago, Illinois

April 27, 2022

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 27, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:

This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

i

ii

Vivid Seats Inc.

111 N. Canal Street, Suite 800

Chicago, Illinois 60606

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2022

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2021 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board”) of Vivid Seats Inc. (the “Company,” “Vivid,” “we,” “us,” or “our”), in connection with our 2022 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 27, 2022.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Tuesday, June 7, 2022 at 9:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://www.virtualshareholdermeeting.com/SEAT2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the as of the close of business on April 12, 2022 (the “Record Date”).

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date of this Proxy Statement, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 79,166,953 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present electronically or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or electronically, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Internet - You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card;

•	by Telephone - You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or

•	by Mail - You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 6, 2022.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at https://www.virtualshareholdermeeting.com/SEAT2022. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.virtualshareholdermeeting.com/SEAT2022.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at https://www.virtualshareholdermeeting.com/SEAT2022 on the day of the Annual Meeting.

•	Webcast starts at 9:00 a.m., Eastern Time.

•	You will need your 16-Digit Control Number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet.

•	Webcast replay of the Annual Meeting will be available until June 6, 2023.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our Annual Report on Form 10-K;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support at 844-986-0822 or 303-562-9302 if dialing internationally.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the nominees to the Board set forth in this Proxy Statement.

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the majority of voting power of capital stock present by remote communication or represented by proxy at Annual Meeting and entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)

As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than June 6, 2022;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 6, 2022;

•	submitting a properly signed proxy card with a later date that is received no later than June 6, 2022; or

•	attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Why hold a virtual meeting?

We want to use the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing pandemic related to COVID-19, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Board Size and Structure

Our amended and restated certificate of incorporation, as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at nine (9), and we currently have nine (9) directors serving on the Board.

Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Our Board believes the classified board structure benefits our stockholders because it allows a majority of the board to remain in place from year to year, which promotes continuity and stability and encourages the board to plan for long-term goals. Further, it helps ensure that at any given time, at least approximately two-thirds of the elected directors have experience with the business and operations of the Company. Subject to the rights of the holders of any series of preferred stock to elect directors and the rights granted pursuant to the Stockholders’ Agreement (as defined below), vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office although less than a quorum, or by a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification or removal. Subject to the rights of the holders of any series of preferred stock, and except as otherwise set forth in the Stockholders’ Agreement (defined below):

(a) prior to the Trigger Date (defined below), directors may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority in voting power of the then outstanding shares of our capital stock entitled to vote in an election of directors, voting together as a single class; and

(b) on and after the Trigger Date (defined below), directors may only be removed for cause and only upon the affirmative vote of stockholders representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of our capital stock entitled to vote in an election of directors, voting together as a single class, at a meeting of our stockholders called for that purpose.

“Trigger Date” means the first date on which, collectively, Hoya Topco, LLC, GTCR Fund XI/B LP, GTCR Fund XI/C LP, GTCR Co-Invest XI LP, GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C., GTCR Management XI LLC and GTCR LLC and their affiliates cease to beneficially own in the aggregate (directly or indirectly) at least thirty percent (30%) of the voting stock.

In connection with the Business Combination (defined below), we, Horizon Sponsor, LLC (“Sponsor”) and Hoya Topco, LLC (“Hoya Topco”) entered into the Stockholders’ Agreement, dated October 18, 2021 (the “Stockholders’ Agreement”) pursuant to which each of Hoya Topco and the Sponsor have been granted certain Board designation rights so long as each maintains a specified percentage of ownership of our outstanding common stock. Pursuant to the Stockholders’ Agreement, the members of our Board have been designated. In accordance with the Stockholders’ Agreement, the Board has nominated each of Stanley Chia, Jane DeFlorio and David Donnini for election as Class I Directors at the Annual Meeting. As a result of the Stockholders’ Agreement and the aggregate voting power of the parties thereto, we expect that the parties to the Stockholders’ Agreement acting in conjunction will control the election of our directors. For more information, see “Corporate Governance—Stockholders’ Agreement” and “Controlled Company.”

Current Directors and Terms

Our current directors and their respective classes and terms are set forth below.

Class I Directors - Current Term Ending at 2022 Annual Meeting	Class II Directors – Current Term Ending at 2023 Annual Meeting	Class III Directors – Current Term Ending at 2024 Annual Meeting
Stanley Chia Jane DeFlorio David Donnini	Tom Ehrhart Craig Dixon Martin Taylor	Julie Masino Mark Anderson Todd Boehly

Nominees for Director

Stanley Chia, Jane DeFlorio and David Donnini have been nominated by the Board to stand for election. As the directors assigned to Class I, their current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Stanley Chia, Jane DeFlorio and David Donnini will each serve for a term expiring at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.

If you submit a proxy, but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Continuing Directors

The following pages contain certain biographical information as of April 12, 2022 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring No Later than the 2025 Annual Meeting

Class I Directors	Age	Director Since	Current Position with Vivid
Stanley Chia	40	2021	Chief Executive Officer
Jane DeFlorio	51	2021	Director
David Donnini	56	2021	Director

Stanley Chia. From April 2015 until November 2018, Mr. Chia served as Chief Operating Officer at Grubhub Inc. He serves on the Board and Nominating Committee of 1871 and on the President’s Advisory Board of the Georgia Institute of Technology. Mr. Chia graduated from the Georgia Institute of Technology and Emory University Goizueta Business School. Mr. Chia also served in the Singapore Armed Forces as an Armored Infantry Platoon Commander.

Jane DeFlorio. Ms. DeFlorio was Managing Director of Deutsche Bank AG Retail/Consumer Sector Investment Banking Coverage from 2007 to 2013. From 2002 to 2007, Ms. DeFlorio was an Executive Director in the Investment Banking Consumer and Retail Group at UBS Investment Bank. Ms. DeFlorio has served on the Board of SITE Centers Corp. (NYSE: SITC) since 2017, where she is Chair of the Audit Committee and a member of the Compensation and Pricing Committees. Ms. DeFlorio served as a Director of Perry Ellis International from 2014 to 2018. Ms. DeFlorio is a member of the Board of Trustees and Chairman of the Audit and Risk Committee at The New School University in New York City. She also serves on the Boards of Directors for The Parsons School of Design and the Museum at Fashion Institute of Technology. Ms. DeFlorio graduated from the University of Notre Dame and Harvard Business School.

David Donnini. Mr. Donnini joined GTCR in 1991 and is currently a Managing Director. Prior to joining GTCR, Mr. Donnini worked at Bain & Company. Mr. Donnini is currently a Director of AssuredPartners, Consumer Cellular, Park Place Technologies and Sotera (NYSE: SHC), where he serves on the Nomination and Corporate Governance Committee. Mr. Donnini graduated from Yale University and Stanford Graduate School of Business.

Class II Directors Whose Terms Expire at the 2023 Annual Meeting of Stockholders

Class II Directors	Age	Director Since	Current Position with Vivid
Craig Dixon	46	2021	Director
Tom Ehrhart	34	2021	Director
Martin Taylor	52	2021	Director

Craig Dixon. Mr. Dixon is the Co-Founder and Co-Chief Executive Officer of The St. James, a leading developer and operator of premium performance, wellness and lifestyle brands, technology experiences and destinations. From 2006 to 2013, Mr. Dixon was Senior Counsel and Assistant Corporate Secretary at Smithfield Foods, a global food business. Mr. Dixon began his legal career at McGuireWoods LLP and Cooley LLP, and as a Law Clerk to the Honorable James R. Spencer, United States District Court for the Eastern District of Virginia. He is a member of the Board of Trustees of Episcopal High School. Mr. Dixon graduated from the College of William & Mary and William & Mary School of Law.

Tom Ehrhart. Mr. Ehrhart joined GTCR in 2012, where he is currently a Principal. Prior to joining GTCR, Mr. Ehrhart worked as an Analyst in the Financial Institutions group at Credit Suisse. Mr. Ehrhart serves on the Board of Directors of AssuredPartners, Consumer Cellular, Global Claims Services, Park Place Technologies and PPC Flexible Packaging. Mr. Ehrhart graduated from Georgetown University.

Martin Taylor. Mr. Taylor has been an Operating Managing Director at Vista Equity Partners since 2006. Prior to joining Vista, Mr. Taylor spent over 13 years at Microsoft Corporation, including in roles managing corporate strategy, sales, product marketing and segment focused teams in North America and Latin America. Mr. Taylor has served on the Board of Jamf Holding Corp. (NASDAQ: JAMF) since 2017 and Ping Identity Holding Corp. (NYSE: PING) since November 2020. Mr. Taylor graduated from George Mason University.

Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position with Vivid
Mark Anderson	46	2021	Director
Todd Boehly	48	2021	Director
Julie Masino	51	2021	Director

Mark M. Anderson. Since 2000, Mr. Anderson has worked at GTCR, most recently as a Managing Director. Mr. Anderson has served on the Board of Gogo Inc. (NASDAQ: GOGO) since March 2021 and also serves on the Boards of CommerceHub and Jet Support Services Inc. Mr. Anderson graduated from the University of Virginia and Harvard Business School.

Todd Boehly. Since June 2020, Mr. Boehly has served as the Chief Executive Officer and member of the Board of Directors of Horizon and since July 2020, he has served as Horizon’s Chief Financial Officer and Chairman. Mr. Boehly has also served as the Chief Executive Officer, Chief Financial Officer and Director of Horizon Acquisition Corporation II (NYSE: HZON) since August 2020 and of Horizon Acquisition Corporation III (NYSE: HZNA) since November 2020. In 2015, Mr. Boehly co-founded Eldridge, a holding company with a unique network of businesses across finance, technology, real estate and entertainment, and since then has served as the Chairman and Chief Executive Officer. From 2002 to 2015, Mr. Boehly worked at Guggenheim Partners, most recently as president. Mr. Boehly serves on the board of directors of Kennedy-Wilson Holdings (NYSE: KW), the Los Angeles Lakers, Flexjet, PayActiv, CAIS, and Cain International. Mr. Boehly graduated from the College of William & Mary. He also studied at the London School of Economics.

Julie Masino. Since January 2020, Ms. Masino has served as the President, International of Taco Bell, a subsidiary of Yum! Brands (NYSE: YUM). From January 2018 to December 2019, Ms. Masino served as President, North America of Taco Bell. Ms. Masino held senior positions at Mattel (NASDAQ: MAT) from April 2017 to January 2018 and at Sprinkles Cupcakes from 2014 to 2017. Ms. Masino serves on the Board of PhysicianOne Urgent Care. Ms.  Masino graduated from Miami University.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Stanley Chia, Jane DeFlorio and David Donnini as a Class I director to hold office until the 2025 Annual Meeting and until his or her successor has been duly elected and qualified.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Deloitte & Touche LLP (“Deloitte”) has served as our independent registered public accounting firm since 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Although ratification is not required by our amended and restated bylaws (“Bylaws”) or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and believe shareholder ratification is a good corporate governance practice. If our stockholders do not ratify the selection, the Board and the audit committee will take this fact into consideration in determining whether it is appropriate to select a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Auditor Fees

The following table sets forth the fees of Deloitte, our independent registered public accounting firm, for each of the last two fiscal years.

Fee Category	2021	2020
Audit Fees(1)	$1,457	$793
Audit-Related Fees(2)	897	2,726

Total Fees	$2,354	$3,519

(1)

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of other audit and attest services not required by statute or regulation, including those related to the closing of the merger among Horizon Acquisition Corporation, Hoya Intermediate, LLC and us on October 18, 2021 (“Business Combination”).

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the registered independent public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“Specific Pre-Approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“General Pre-Approval”). Unless a type of service to be provided by Deloitte has received General Pre-Approval under the Pre-Approval Policy, it requires Specific Pre-Approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require Specific Pre-Approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the registered independent public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte without first obtaining Specific Pre-Approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Committee Report

The Audit Committee of the Board has furnished the following report, in accordance with rules established by the Securities and Exchange Commission (“SEC”), for inclusion in this Proxy Statement.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Furthermore, the Audit Committee reviewed and discussed with management the Company’s design and functioning of its internal controls over financial reporting. The Audit Committee reviewed with Deloitte, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with Deloitte the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence. The Audit Committee also considered the compatibility of non-audit services with Deloitte’s independence.

The Audit Committee discussed with Deloitte the overall scope and plans for their audit. The Audit Committee regularly meets with Deloitte, with and without management present, to discuss the results of their examination, the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee nominates Deloitte for appointment by the Company’s shareholders as the Company’s independent registered public accounting firm for the fiscal year ending December  31, 2022.

Submitted by the Audit Committee of the Board

Jane DeFlorio, Chair

Craig Dixon

Julie Masino

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 12, 2022. There are no family relationships among any of our executive officers or directors.

Name	Age	Executive Officer Since	Position
Stanley Chia	40	2018	Chief Executive Officer and Director
Riva Bakal	38	2021	Chief Product and Strategy Officer
Lawrence Fey	41	2020	Chief Financial Officer
David Morris	47	2021	General Counsel
Jon Wagner	49	2018	Chief Technology Officer

Stanley Chia. See page 9 of this Proxy Statement for the biography of Mr. Chia.

Riva Bakal. Ms. Bakal joined Vivid Seats in February 2019 as our Vice President of Strategy and Corporate Development. From August 2016 to December 2018, Ms. Bakal held a variety of senior positions across functions at Grubhub, most recently serving as Vice President of Market Operations. Ms. Bakal is a graduate of the Massachusetts Institute of Technology and Harvard Business School.

Lawrence Fey. Mr. Fey joined Vivid Seats in April 2020 and served as a member of our Board from July 2017 through February 2020. From 2005 until 2020, he worked at GTCR, a private equity firm, most recently serving as a Managing Director. While at GTCR, Mr. Fey was a member of the Board of many successful investments, including Six3 Systems, CAMP Systems, Zayo Group, Cision, Park Place Technologies, GreatCall, Simpli.fi and EaglePicher. Mr. Fey graduated from Dartmouth College.

David Morris. Mr. Morris joined Vivid Seats in June 2021. From 2008 until he joined Vivid Seats, he worked at TripAdvisor Inc., most recently as Vice President and Associate General Counsel. From 2003 to 2008, he worked at Invensys, PLC, most recently as Senior Counsel. Mr. Morris began his legal career at the law firms of WilmerHale and Hinckley Allen. Mr. Morris serves on the Board of the Doug Flutie Jr. Foundation for Autism and the Brandeis University Alumni Association. Mr. Morris received his undergraduate degree from Brandeis University, and graduate degrees from Boston University School of Law, Suffolk University Sawyer Business School, and Boston University School of Communications.

Jon Wagner. Mr. Wagner joined Vivid Seats in December 2018 with over 25 years of experience in the technology sector, including most recently as a freelance Decision Engineering Consultant from January 2018 to December 2018. From June 2017 to January 2018, Mr. Wagner served as Co-Founder of Aidan.ai, a start-up specializing in applied artificial intelligence, from February 2017 to May 2017, he served as Vice President of Systems and Decision Engineering at Grubhub, and from March 2015 to February 2017, he served as Chief Operating Officer of Zoomer, a B2B food delivery company. Mr. Wagner graduated from La Salle University.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance” section of the “Investors” page of our website located at www.vividseats.com, or by writing to our Corporate Secretary at our offices at 111 N. Canal Street, Suite 800, Chicago, Illinois, 60606. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board independence and qualifications

•	Executive sessions of independent directors

•	Selection of new directors

•	Director orientation and continuing education

•	Limits on board service

•	Change of principal occupation

•	Term limits

•	Director responsibilities

•	Director compensation
•	Board access to senior management

•	Board access to independent advisors

•	Board self-evaluations

•	Board meetings

•	Meeting attendance by directors and non-directors

•	Meeting materials

•	Board committees, responsibilities and independence

•	Succession planning

Board Leadership Structure

Our Board does not have a policy on whether the role of the chairperson and chief executive officer should be separate and, if it is to be separate, whether the chairperson should be selected from the non-employee directors or be an employee and if it is to be combined, whether a lead independent director should be selected.

The positions of our Chair of the Board and our Chief Executive Officer are currently served by two separate persons. David Donnini, serves as Chairman of the Board, and Stanley Chia serves as our Chief Executive Officer.

Our Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in our and our stockholders’ best interests and strikes the appropriate balance between the Chief Executive Officer’s responsibility for the execution of our strategy, day-to day-leadership and business performance and the Chair of the Board’s responsibility leading the Board in its setting of our overall strategic direction, oversight of our corporate governance and guidance to our Chief Executive Officer, as well as the Chair of the Board’s additional responsibilities of setting the agenda for and presiding over Board meetings.

We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in our and our stockholders’ best interests.

Stockholders’ Agreement

In connection with the Business Combination, we entered into the Stockholders’ Agreement pursuant to which, among other things, (a) Hoya Topco or (b) after the distribution (in the aggregate pursuant to one or more distributions) by Hoya Topco of more than 50% of our voting shares held by Hoya Topco on October 18, 2021, (i) GTCR Fund XI/B LP, GTCR Fund XI/C LP, GTCR Co-Invest XI LP, GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C., GTCR Management XI LLC and/or GTCR LLC and (ii) any investment vehicles or funds managed or controlled, directly or indirectly, by or otherwise affiliated with the foregoing entities (the “Topco Equityholders”), were granted rights to designate five (5) directors for election to our Board and Sponsor and any investment vehicles or funds managed or controlled, directly or indirectly, by any of Sponsor’s affiliates (the “Horizon Equityholders”), have the right to designate three (3) directors for election to our Board.

The Horizon Equityholders have the right to nominate:

(a) three (3) directors to our Board, so long as the Horizon Equityholders, in the aggregate, beneficially own at least twelve percent (12%) of the aggregate number of shares of common stock that are issued and outstanding on October 18, 2021 (the “Closing Amount”), of which at least two (2) will qualify as “independent directors” under applicable stock exchange regulations,

(b) two (2) directors to our Board, so long as the Horizon Equityholders, in the aggregate, beneficially own at least six percent (6%) but less than twelve percent (12%) of the Closing Amount, each of which shall qualify as “independent directors” under applicable stock exchange regulations, and

(c) until the date the Horizon Equityholders, in the aggregate, beneficially own a number of voting stock representing less than five percent (5%) of the aggregate number of shares of common stock held, directly or indirectly, by the Horizon Equityholders on October 18, 2021, one (1) director to our Board, who shall qualify as an “independent director” under applicable stock exchange regulations.

The Topco Equityholders have the right to nominate:

(a) five (5) directors to our Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least twenty-four percent (24%) of the Closing Amount, of which at least one (1) will qualify as an “independent director” under applicable stock exchange regulations,

(b) four (4) directors to our Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least eighteen percent (18%) but less than twenty-four percent (24%) of the Closing Amount,

(c) three (3) directors to our Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least twelve percent (12%) but less than eighteen percent (18%) of the Closing Amount,

(d) two (2) directors to our Board, so long as the Topco Equityholders, in the aggregate, beneficially own at least six percent (6%) but less than twelve percent (12%) of the Closing Amount, and

(e) until the date the Topco Equityholders, in the aggregate, beneficially own a number of voting shares representing less than five percent (5%) of the aggregate number of shares of common stock held, directly or indirectly, by the Topco Equityholders on October 18, 2021, one (1) director to our Board.

No reduction in the number of directors that Topco Equityholders and Horizon Equityholders are entitled to designate pursuant to the foregoing two sentences shall shorten the term of any such designated director then-serving on the Board. Additionally, once the Topco Equityholders, in the aggregate, beneficially own less than forty percent (40%) of the aggregate number of shares of common stock held, directly or indirectly, by the Topco Equityholders as of October 18, 2021, none of the directors designated by the Topco Equityholders shall be required to qualify as “independent directors” under any stock exchange regulations. If the size of the Board is increased in accordance with applicable law and our organizational documents, the Topco Equityholders shall have the right to designate a number of directors of the Board which give the Topco Equityholders the same percentage of total directors on the Board as permitted to be designated pursuant to the foregoing, rounded up to the next whole number.

Any director designated by the Topco Equityholders or the Horizon Equityholders may resign at any time upon written notice to our Board. The Topco Equityholders have the exclusive right to remove a director designated by the Topco Equityholders or to fill any vacancy created by a director designated by the Topco Equityholders. The Horizon Equityholders have the exclusive right to remove a director designated by the Horizon Equityholders or to fill any vacancy created by a director designated by the Horizon Equityholders.

Pursuant to the Stockholders’ Agreement, the Topco Equityholders designated David Donnini, Mark Anderson, Tom Ehrhart, Martin Taylor and Julie Masino and the Horizon Equityholders designated Todd Boehly, Jane DeFlorio, Craig Dixon. As a result of the Stockholders’ Agreement and the aggregate voting power of the parties thereto, we expect that the parties to the agreement acting in conjunction will control the election of our directors. Please see “Controlled Company,” below.

Director Independence

Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq Rules”), a director is not independent unless the Board affirmatively determines that s/he does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq Rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Martin Taylor, Jane DeFlorio, Craig Dixon and Julie Masino, four of our nine directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq Rules. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock.

Controlled Company

GTCR Fund XI/B LP, GTCR Fund XI/C LP, GTCR Co-Invest XI LP, GTCR Golder Rauner, LLC, GTCR Golder Rauner II, LLC, GTCR Management XI LLC and GTCR LLC collectively beneficially own more than fifty percent (50%) of the combined voting power for the election of our directors to our Board, and, as a result, we are considered a “controlled company” for the purposes of the Nasdaq Rules. As such, we qualify for exemptions from certain corporate governance requirements, including that a majority of our Board consist of “independent directors,” as defined under the Nasdaq Rules. In addition, we are not required to have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or to conduct annual performance evaluations of the nominating and corporate governance and compensation committees.

As permitted for a “controlled company,” a majority of our board of directors and our compensation and nominating and corporate governance committees are not independent. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Rules.

If at any time we cease to be a “controlled company” under the Nasdaq Rules, our Board intends to take any action that may be necessary to comply with the Nasdaq Rules, subject to a permitted “phase-in” period.

Board Committees

Our Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter.

				Committees of the Board of Directors
Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stanley Chia	40	2021
Mark Anderson	46	2021				C
Todd Boehly	48	2021				M
Jane DeFlorio	51	2021	I	C + FE
Craig Dixon	46	2021	I	M
David Donnini	56	2021			C	M
Tom Ehrhart	34	2021			M
Julie Masino	51	2021	I	M	M
Martin Taylor	52	2021	I

I – Independent director under Nasdaq Rules

C – Chairperson

M – Member

FE – Audit committee financial expert

Audit Committee

Our audit committee is responsible for, among other things:

•	overseeing our accounting and financial reporting process;

•

appointing, compensating, retaining and overseeing the work of our registered independent public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•	discussing with our registered independent public accounting firm any audit problems or difficulties and management’s response;

•

pre-approving all audit and non-audit services provided to us by our registered independent public accounting firm (other than those provided pursuant to appropriate preapproval policies established by the audit committee or exempt from such requirement under the rules of the SEC);

•	reviewing and discussing our annual and quarterly financial statements with management and our registered independent public accounting firm;

•	discussing our risk management policies;

•	reviewing and approving or ratifying any related person transactions;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules.

Our audit committee currently consists of Jane DeFlorio, Craig Dixon and Julie Masino, with Jane DeFlorio serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable audit committee members. In addition, our Board has determined that Jane DeFlorio qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our compensation committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;

•	reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

•	reviewing and making recommendations to our Board regarding director compensation;

•	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•	preparing the annual compensation committee report required by SEC rules, to the extent required.

Our compensation committee currently consists of David Donnini, Tom Ehrhart and Julie Masino, with David Donnini serving as chair. Our Board has determined that Julie Masino qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and each member of the compensation committee is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq Rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.

Compensation Consultants

The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In 2021, the compensation committee did not engage an outside compensation consultant. However, prior to the Business Combination, an outside compensation consultant, FW Cooke, was engaged by us upon the recommendation of GTCR to review executive compensation and provide market data to inform our individual executive compensation levels and programs in 2021.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board and ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;

•	recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;

•	developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and

•	overseeing the annual evaluations of our Board, its committees and management.

Our nominating and corporate governance committee currently consists of Mark Anderson, Todd Boehly and David Donnini, with Mark Anderson serving as chair. Our Board has determined that our members of our nominating and corporate governance committee do not qualify as “independent” under Nasdaq Rules applicable to nominating and corporate governance committee members.

Board and Board Committee Meetings and Attendance

During fiscal 2021, our Board of Directors met one time, the audit committee met two times, the compensation committee did not meet and the nominating and corporate governance committee did not meet. In 2021, each of our current directors attended at least 75% of the meetings of the Board and committees on which s/he served as a member held during the period for which s/he was a member of the Board and committees, as applicable.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are periodically scheduled throughout the year. In addition, on a regularly scheduled basis, but no less than twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. We did not hold an annual meeting in 2021.

Director Nominations Process

The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to our industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of our operations; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment including, but not limited to, the ability to make independent analytical inquiries; participation and attendance at Board meetings and committee meetings, if applicable; and any other relevant qualifications, attributes or skills. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In determining whether to recommend a director for re-election, the nominating and corporate governance committee will also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

We consider diversity a meaningful factor in identifying director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as our directors. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

Mr. Chia, a Class I director nominee, was initially recommended to serve as a member of our Board by certain of our security holders who agreed, pursuant to the Stockholders’ Agreement, that the chief executive officer would also be a member of our Board. Ms. DeFlorio, a Class I director nominee, was initially recommended to serve as a member of our Board by Horizon Equityholders. Mr. Donnini, a Class I director nominee, was initially recommended to serve as a member of our Board by Topco Equityholders. In determining to nominate the director nominees to be elected at the Annual Meeting, the Board evaluated each such nominee in accordance with our standard review process for director candidates described herein.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to us should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Vivid Seats Inc., 111 N. Canal Street, Suite 800, Chicago, Illinois 60606. All recommendations for director nominations received by the Secretary that satisfy our Bylaws requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Role in Risk Oversight

The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to us. The involvement of the Board in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for us. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees reports to the Board.

The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the effectiveness of internal controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance and legal functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The compensation committee assists the Board by overseeing and evaluating risks related to our compensation structure and compensation programs. The nominating and corporate governance committee assists the Board by evaluating risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the Governance section of the Investor Relations page of our website located at www.vividseats.com, or by writing to our Secretary at our offices at 111 N. Canal Street, Suite 800, Chicago, Illinois 60606.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at www.vividseats.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Rules concerning any amendments to, or waivers from, any provision of the code.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging transactions, short sales and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.

Communications with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing to the attention of the Secretary, Vivid Seats Inc., 111 N. Canal Street, Suite 800, Chicago, Illinois, 60606. The Secretary will forward the communication to the appropriate director or directors as appropriate.

Board Diversity Matrix

The following matrix provides gender and demographic information as of April 27, 2022 with respect to our directors in accordance with applicable Nasdaq listing requirements.

Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, our “named executive officers” and their positions were as follows:

•	Stanley Chia, Chief Executive Officer;

•	Lawrence Fey, Chief Financial Officer; and

•	Jon Wagner, Chief Technology Officer.

2021 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our named executive officers for the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Stanley Chia, Chief Executive Officer	2021	600,000	2,500,000	4,303,791	900,000	20,417	8,324,208
	2020	551,539	1,042,105	—	275,769	26,906	1,896,319
Lawrence Fey, Chief Financial Officer	2021	300,000	2,000,000	3,443,033	225,000	11,400	5,979,433
	2020	192,692	483,973	—	48,173	6,877	731,715
Jon Wagner, Chief Technology Officer	2021	360,231	1,000,000	1,721,516	270,173	11,400	3,363,320
	2020	350,000	303,354	—	87,500	9,205	750,059

(1)

The amounts shown in this column represent restricted stock units granted under our 2021 Incentive Award Plan. The amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Item 8 “Financial Statements and Supplementary Data - Note 20 to our Consolidated Financial Statements” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates – Equity-Based Compensation” in our Annual Report on Form 10-K filed with the SEC on March 15, 2022.

(2)

The amounts shown in this column represent stock options granted under our 2021 Incentive Award Plan. The amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Item 8 “Financial Statements and Supplementary Data - Note 20 to our Consolidated Financial Statements” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates – Equity-Based Compensation” in our Annual Report on Form 10-K filed with the SEC on March 15, 2022.

(3)	The amounts shown in this column represent cash incentive awards earned for 2021 and paid in the first quarter of 2022 under our Annual Incentive Plan. See “2021 Annual Incentive Plan Awards” below.
(4)

The amount for Mr. Chia reflects (a) Young President’s Organization international membership in the amount of $9,017, and (b) employer matching contribution under our 401(k) in the amount of $11,400. The amounts for Mr. Fey and Mr. Wagner reflect employer matching contributions under our 401(k).

2021 Salaries

The named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Other than a four percent (4%) merit increase to Mr. Wagner’s base salary in March 2021, there were no changes to the named executive officers’ base salaries in 2021.

2021 Annual Incentive Plan Awards

In 2021, each of the named executive officers was eligible to receive a cash incentive award under our 2021 Annual Incentive Plan (“AIP”); the targeted award levels for officers for the AIP are specified in their respective employment agreements, expressed as a percentage of annual base salary, as described below in “Executive Compensation Arrangements”. Actual award payouts were determined by us on a discretionary basis based on our overall performance for the year, as well as each individual’s performance, subject to each named executive officer’s continued employment through the payment date.

The 2021 AIP was designed by our compensation committee in early 2021 to stimulate and support a high-performance environment by tying 2021 cash incentive awards to the attainment of short-term goals across two metrics aligned with our financial objectives that the committee believed are valued by our stockholders: revenue (50% weighting) and adjusted EBITDA (50% weighting). The compensation committee further determined that for each metric, the award payout would be determined by measuring our actual performance, based on our financial results for 2021, against our 2021 operating plan targets approved by our Board in early 2021, as set out in the following graph:

	Actual Revenue / Adjusted EBITDA Performance as % of Operating Plan Target	Payout
Threshold	85%	40%
	90%	60%
	95%	80%
Target	100%	100%
	105%	120%
	110%	135%
Maximum	115%	150%

No payout would be received for achievement of less than 85% of the operating plan target. The maximum award payout that could be earned was 150% of the target value. To the extent the level of achievement fell between any of the levels in the above graph, straight-line interpolation would be utilized to calculate the payout level for the metric. There was substantial uncertainty at the time the committee established the targets as to the likelihood of our attainment of the targeted levels of performance and the actual payout of the AIP. Each officer’s AIP award was subject to continued employment through the payment date.

Based on our 2021 achievement of actual revenue and adjusted EBITDA at levels 263% and 1,557%, respectively, above the operating plan targets, the compensation committee in early 2022 determined that the cash incentive awards earned for 2021 under the AIP would be 150% of the targeted award levels for each executive officer.

Equity Compensation

Equity-based awards for our named executive officers were granted in the form of restricted stock units and stock options under our 2021 Incentive Award Plan.

We adopted the 2021 Incentive Award Plan in order to facilitate the grant of cash and equity incentives to our directors, employees (including our named executive officers) and consultants and certain of our affiliates and to enable us and certain of our affiliates to obtain and retain services of these individuals, which is essential to our long-term success. The plan became effective on the date on which it was adopted by our Board, subject to approval of such plan by our stockholders. See “Outstanding Equity Awards at Fiscal Year-End” for additional information on the equity awards granted during 2021.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers will be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Executive Compensation Arrangements

Stanley Chia, Chief Executive Officer

On October 3, 2018, we entered into an employment agreement with Mr. Chia, providing for his position as our Chief Executive Officer. Subsequently, on August 9, 2021, we and Vivid Seats, LLC entered into a new employment agreement with Mr. Chia that became effective upon the closing of the Business Combination, and superseded his existing employment agreement. For purposes of the following description of Mr. Chia’s employment terms, we refer to his existing employment agreement and his new employment agreement that became effective upon the Business Combination, collectively, as the “Chia Employment Agreement.” Mr. Chia’s employment with us is at-will and either party may terminate the Chia Employment Agreement without notice.

With respect to 2021, the Chia Employment Agreement provided that Mr. Chia was entitled to a base salary of $600,000 per year, that Mr. Chia had the opportunity to earn an annual incentive bonus in an amount equal to up to one-hundred percent (100%) of his annual base salary, determined by reference to the attainment of our performance metrics and individual performance objectives, in each case, in the sole discretion of our Board, and that Mr. Chia was also entitled to participate in our health and welfare plans.

Under the Chia Employment Agreement, Mr. Chia is subject to perpetual confidentiality, a non-compete provision during his employment and in the one-year period post termination, a non-solicitation of customers and employee provision during his employment and in the one-year period post termination and a perpetual mutual non-disparagement provision.

The Chia Employment Agreement also provides for potential payments upon termination as described below under “Potential Payments Upon Termination”.

Lawrence Fey, Chief Financial Officer

On March 19, 2020, we entered into an employment agreement with Mr. Fey, providing for his position as our Chief Financial Officer. Subsequently, on August 9, 2021, we and Vivid Seats, LLC entered into a new employment agreement with Mr. Fey that became effective upon the closing of the Business Combination, and then superseded his existing employment agreement. For purposes of the following description of Mr. Fey’s employment terms, we refer to his existing employment agreement and his new employment agreement that became effective upon the closing of the Business Combination, collectively, as the “Fey Employment Agreement.” Mr. Fey’s employment with us is at-will and either party may terminate the Fey Employment Agreement without notice.

With respect to 2021, the Fey Employment Agreement provided that Mr. Fey was entitled to a base salary of $300,000 per year and that Mr. Fey was entitled to participate in our health and welfare plans. Mr. Fey has the opportunity to earn an annual incentive bonus in an amount equal to up to fifty percent (50%) of his annual base salary, determined by reference to the attainment of our performance metrics and individual performance objectives, in each case, in the sole discretion of our board of directors.

Under the Fey Employment Agreement, Mr. Fey is subject to perpetual confidentiality, a non-compete provision during his employment and in the one-year period post termination, a non-solicitation of customers and employee provision during his employment and in the one-year period post termination and a perpetual mutual non-disparagement provision.

In addition, Mr. Fey is also party to a restrictive covenants agreement, pursuant to which he is subject to perpetual confidentiality, a non-compete provision during his employment and in the two-year period post termination, a non-solicitation of customers and employee provision during his employment and in the two-year period post termination and a perpetual non-disparagement provision in favor of us.

The Fey Employment Agreement also provides for potential payments upon termination as described below under “Potential Payments Upon Termination”.

Jon Wagner, Chief Technology Officer

On December 4, 2018, we entered into an employment agreement with Mr. Wagner, providing for his position as our Chief Technology Officer. Mr. Wagner’s employment with us is at-will and either party may terminate the Wagner Employment Agreement without notice.

Subsequently, on August 9, 2021, we and Vivid Seats, LLC entered into a new employment agreement with Mr. Wagner that became effective upon the closing of the Business Combination, and then superseded his existing employment agreement. For purposes of the following description of Mr. Wagner’s employment terms, we refer to his existing employment agreement and his new employment agreement that became effective upon the closing of the Business Combination, collectively, as the “Wagner Employment Agreement.”

The Wagner Employment Agreement provides that Mr. Wagner is entitled to a base salary of $350,000 per year, which was increased based on merit to $364,000 in March 2021. Mr. Wagner has the opportunity to earn an annual incentive bonus in an amount equal to up to fifty percent (50%) of his annual base salary, determined in the sole discretion of our board of directors. Mr. Wagner is also entitled to participate in our health and welfare plans. Mr. Wagner has the opportunity to earn an annual incentive bonus in an amount equal to up to fifty percent (50%) of his annual base salary, determined by reference to the attainment of our performance metrics and individual performance objectives, in each case, in the sole discretion of our board of directors.

Under the Wagner Employment Agreement, Mr. Wagner is subject to perpetual confidentiality, a non-compete provision during his employment and in the one-year period post termination, a non-solicitation of customers and employee provision during his employment and in the one-year period post termination and a perpetual mutual non-disparagement provision.

In addition, Mr. Wagner is also party to an employment and restrictive covenants agreement, pursuant to which he is subject to perpetual confidentiality, a non-compete provision during his employment and in the two-year period post termination, a non-solicitation of customers and employee provision during his employment and in the two-year period post termination and a perpetual non-disparagement provision in favor of us.

The Wagner Employment Agreement also provides for potential payments upon termination as described below under “Potential Payments Upon Termination”.

Potential Payments Upon Termination

The Chia Employment Agreement, the Fey Employment Agreement and the Wagner Agreement provide that upon termination of their employment by us without Cause (as defined below) or if they resign for Good Reason (as defined below), they will be entitled to receive, subject to their execution and non-revocation of a release of claims: (a) continued payment of their annual base salary for the periods set forth below, (b) a prorated annual cash incentive payment for the year in which termination occurs (determined at fifty percent (50%) achievement), (c) payment of any unpaid bonus or annual cash incentive payment for the prior fiscal year, and (d) reimbursement for COBRA health insurance premiums for the periods set forth below.

	Annual Base Salary	COBRA Health Insurance Premiums
Mr. Chia	12 months	12 months
Mr. Fey	12 months	12 months
Mr. Wagner	9 months	9 months

“Cause” is defined, with respect to each executive officer, as:

(a) a material failure to perform his responsibilities or duties under the applicable employment agreement or those other responsibilities or duties as reasonably requested from time to time by our board of directors;

(b) engagement in illegal conduct or gross misconduct that has materially harmed or is reasonably likely to materially harm our standing and reputation;

(c) commission or conviction of, or plea of guilty or nolo contendere to, a felony, a crime involving moral turpitude or any other act or omission that has materially harmed or is reasonably likely to materially harm our standing and reputation;

(d) a material breach of the duty of loyalty or our code of conduct and business ethics, in either case, that has materially harmed or is reasonably likely to materially harm our standing and reputation or material breach of his restrictive covenants agreement or any other material written agreement with us;

(e) dishonesty that has materially harmed or is reasonably likely to materially harm us;

(f) fraud, gross negligence or repetitive negligence committed without regard to corrective direction in the course of discharge of his duties as an employee; or

(g) excessive and unreasonable absences from his duties for any reason (other than authorized leave as a result of his death or disability);

provided, however, as to clauses (a), (b), (d), (f) or (g), an event will only constitute Cause after written notice has been given by our Board and has not been cured for a period of thirty (30) days.

“Good Reason” is defined, with respect to each executive officer, as:

(a) a material adverse change in title, position, duties or responsibilities including, but not limited, to (x) our failure to maintain the title, position, duties and responsibilities as set forth below, (y) any requirement to report directly to anyone other than as set forth below, or (z) with respect to Mr. Chia, while Mr. Chia is our Chief Executive Officer, Mr. Chia’s failure to be nominated to our board of directors or any governing body of us;

(b) a reduction in then-current base salary or then-current targeted annual cash incentive award by more than ten percent (10%);

(c) our material breach of any agreement with the executive officer; or

(d) a relocation of the primary location of work more than thirty (30) miles from the location set forth below;

provided, however, that in each case above the executive officer must (i) first provide written notice to us of the existence of the Good Reason condition within thirty (30) days of the initial existence of such event specifying the basis for his belief that he is entitled to terminate his employment for Good Reason, (b) give us an opportunity to cure any of the foregoing within thirty (30) days following delivery to us of such written notice, and (c) actually resign from employment with us within thirty (30) days following the expiration of our thirty (30) day cure period.

	Position	Reporting Structure	Primary Location
Mr. Chia	sole CEO, most senior officer, and member of Board of Directors	Our Board of Directors	Headquarters in Chicago
Mr. Fey	CFO	CEO or Board of Directors	Austin-Round Rock-San Marcos metropolitan area or Chicago-Naperville-Elgin metropolitan area
Mr. Wagner	CTO	CEO	Philadelphia-Camden-Wilmington metropolitan area or Chicago-Naperville-Elgin metropolitan area

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the information regarding each outstanding unexercised or unvested equity award held by our named executive officers as of December 31, 2021.

				Option Awards					Stock Awards
Name	Type of Equity	Grant Date	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Stanley Chia	Profit interests	11/5/2018	—						200,306	(1)	874,262	(8)
	Phantom equity	9/1/2020	—						360,000	(2)	2,674,172	(8)
	Profit interests	9/1/2020	—						360,000	(2)	14,760,865	(8)
	Stock Options	10/19/2021	—	938,812	(3)	12.86	(4)	10/19/2031
	Stock Options	10/19/2021	—	275,682	(3)	15.00		10/19/2031
	Restricted Stock Units	10/19/2021	—						250,000	(5)	2,720,000	(9)
Lawrence Fey	Phantom equity	9/1/2020	—						88,000	(6)	653,686	(8)
	Profit interests	9/1/2020	—						88,000	(6)	3,608,212	(8)
	Profit interests	9/1/2020	—						352,000	(6)	1,310,901	(8)
	Stock Options	10/19/2021	—	751,050	(3)	12.86	(4)	10/19/2031
	Stock Options	10/19/2021	—	220,546	(3)	15.00		10/19/2031
	Restricted Stock Units	10/19/2021	—						200,000	(5)	2,176,000	(9)
Jon Wagner	Profit interests	12/17/2018	—						36,000	(7)	0	(8)
	Phantom equity	9/1/2020	—						61,600	(6)	457,580	(8)
	Profit interests	9/1/2020	—						61,600	(6)	2,525,748	(8)
	Profit interests	9/1/2020	—						192,000	(6)	715,037	(8)
	Stock Options	10/19/2021	—	375,525	(3)	12.86	(4)	10/19/2031
	Stock Options	10/19/2021	—	110,273	(3)	15.00		10/19/2031
	Restricted Stock Units	10/19/2021	—						100,000	(5)	1,088,000	(9)

(1)

Vesting occurs in 20% equal installments on each anniversary of November 5, 2018, subject to Mr. Chia’s continued employment through each vesting date. Upon certain qualifying terminations, (a) an additional 10% of unvested profits interests will accelerate and vest in connection with Mr. Chia’s termination and (b) if a sale of Hoya Topco is consummated in the six-month period following Mr. Chia’s termination, all of the unvested units will accelerate and vest.

(2)

Vesting occurs in 20% equal installments on each anniversary of June 30, 2020, subject to Mr. Chia’s continued employment through each vesting date. Upon certain qualifying terminations, (a) an additional 10% of unvested profits interests will accelerate and vest in connection with Mr. Chia’s termination and (b) if a sale of Hoya Topco is consummated in the six-month period following Mr. Chia’s termination, all of the unvested units will accelerate and vest.

(3)	The stock options vest in 16 equal quarterly installments beginning on January 19, 2022.
(4)

The options were awarded with an original exercise price of $13.09 per share on the date of grant. On the grant date, we anticipated that we would pay an extraordinary dividend of $0.23 per share in the near term. When the dividend was paid on November 2, 2021, the exercise price of the options was reduced by $0.23 per share, which resulted in an exercise price of $12.86 per share.

(5)	The restricted stock units vest in 16 equal quarterly installments beginning on January 19, 2022.
(6)	Vesting occurs in 20% equal installments on each anniversary of June 30, 2020, subject to the named executive officer’s continued employment through each vesting date.
(7)	Vesting occurs in 20% equal installments on each anniversary of December 12, 2018, subject to the named executive officer’s continued employment through each vesting date.
(8)

There is no public market for the profits interests. For purposes of this disclosure, we have valued the profits interests primarily based on the Class A share price as of December 31, 2021. The amount reported above under the heading “Market Value of Shares or Units of Stock That Have Not Vested” reflects the intrinsic value of the profits interests as of December 31, 2021, based upon the terms of each individual’s profits interests.

(9)	Represents the fair market value per share of our common stock of $10.88, as of December 31, 2021.

Director Compensation

The following table sets forth information concerning the compensation of our Board for the year ended December 31, 2021. Please note that Mr. Chia receives no compensation for his role as director, and the entirety of his compensation is reported in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
Mark Anderson	9,680.71	320,000	—	329,681
Todd Boehly	9,680.71	320,000	—	329,681
Jane DeFlorio	10,190.22	320,000	—	330,190
Craig Dixon	10,190.22	320,000	—	330,190
David Donnini	10,699.73	320,000	—	330,700
Tom Ehrhart	9,171.20	320,000	—	329,171
Julie Masino	11,209.24	320,000	—	331,209
Martin Taylor	—	—	—	—

(1)

The amounts shown in this column for 2021 represent awards granted under our 2021 Incentive Award Plan. The amounts listed are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Item 8 “Financial Statements and Supplementary Data - Note 20 to our Consolidated Financial Statements” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates – Equity-Based Compensation” in our Annual Report on Form 10-K filed with the SEC on March 15, 2022.

(2)

The restricted stock units vest in five equal annual installments on the first five anniversaries of the date of grant, subject to the non-employee director’s continued service through each vesting date.

We pay each non-employee director an annual base cash fee of $40,000 for service as our director. Members of the audit committee are paid an additional annual cash fee of $10,000 in recognition of the additional responsibilities the audit committee holds. Members of the compensation committee are paid an additional annual cash fee of $5,000 in recognition of the additional responsibilities the compensation committee holds. Members of the nominating and corporate governance committee are paid an additional annual cash fee of $7,500 in recognition of the additional responsibilities the nominating and corporate governance committee holds. All fees are earned on a quarterly basis. No additional fees are paid for attending meetings of our Board or any committee of our Board. We reimburse expenses incurred by directors in attending meetings of our Board and of our respective committees.

Our non-employee director compensation policy provides for the grant of equity to each non-employee director as follows:

•

Restricted stock units having an aggregate grant date fair value of $320,000 on the date of his or her initial election or appointment to our Board, which will vest in five equal installments on the first five anniversaries of the date of grant, and

•

Restricted stock units having an aggregate grant date fair value of $160,000 on an annual basis on the date of our annual meeting of shareholders; provided, however, that the value of this award will be paid pro rata based on the number of days that have elapsed during the Board term. Each annual award will vest on the earlier of the day before the date of the first annual meeting of shareholders after the date of grant and the first anniversary of the date of grant.

Each equity grant requires continued service on our Board through the applicable vesting date. No portion of an equity award that is unvested at the time of a director’s termination of service on our Board will vest thereafter, subject, in the case of death or disability, to the award remaining outstanding for 30 days following such event and the discretion of our Board (or a designated committee thereof) to accelerate unvested awards during such period. All of a director’s equity award will vest in full immediately prior to a change in control, to the extent outstanding at such time.

Compensation Committee Interlocks and Insider Participation

During the 2021 fiscal year, the compensation committee consisted of David Donnini, Tom Ehrhart and Julie Masino, with David Donnini serving as the chair of the committee. None of these individuals has served as our officer or employee or for any of our subsidiaries. We are not aware of any Compensation Committee interlocks.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plans approved by shareholders, which are the 2021 Incentive Award Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,439,597	(1)	$13.56	(2)	12,148,463	(3)
Equity compensation plans not approved by security holders
Total	5,439,597	(1)	$13.56	(2)	12,148,463	(3)

(1)

The securities listed are comprised of 4,061,486 shares that may be issued pursuant to stock options upon exercise and 1,378,111 shares that may be issued pursuant to restricted stock units upon vesting pursuant to the 2021 Plan. The securities listed exclude purchase rights outstanding under the 2021 ESPP.

(2)

Represents the weighted average exercise price of outstanding options to purchase common stock. No weighting is assigned to restricted stock units as no exercise price is applicable to such restricted stock units.

(3)

The securities listed are comprised of 9,550,453 shares available for future issuance under the 2021 Plan and 2,598,010 shares available for issuance under the 2021 ESPP. The number of shares of common stock reserved for issuance under the 2021 Plan will increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by a number equal to the lesser of (i) two percent (2%) of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares (as defined in the 2021 Plan) as is determined by the Board. The number of shares of common stock reserved for issuance under the 2021 ESPP will also increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031 by a equal to the lesser of (a) 0.5% of the aggregate number of common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of Shares (as defined in the 2021 ESPP) as determined by the Board.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to holdings of our Class A and Class B common stock by:

•	stockholders who beneficially owned more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. We have based our calculation of the percentage of beneficial ownership on 79,166,953 shares of Class A common stock and 118,200,000 shares of Class B common stock issued and outstanding as of April 12, 2022.

Unless otherwise indicated, we believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to all shares of voting shares beneficially owned by them.

Unless otherwise noted, the business address of each of those listed in the table below is 111 N. Canal Street, Suite 800, Chicago, IL 60606.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Number	%	Number	%	Combined Voting Power (%) (1)
Five Percent Holders:
Hoya Topco, LLC (2)	—	—	124,200,000	100	61.07
Eldridge Industries, LLC (3) (5)	100,243,630	80.29	—	—	41.24
The Vanguard Group (4)	4,108,645	5.19	—	—	2.08
Delaware Life Holdings Parent II, LLC (6)	5,000,000	6.32	—	—	2.53
Named Executive Officers:
Stanley Chia (3)	183,061	*	—	—	*
Lawrence Fey (3)	146,449	*	—	—	*
Jon Wagner (3)	71,085	*	—	—	*
Non-Employee Directors:
Mark Anderson (2) (3)	—	*	124,200,000	100	61.07
Todd Boehly (3) (5)	100,243,630	80.29	—	—	41.24
Jane DeFlorio (3)	—	*	—	—	*
Craig Dixon (3)	—	*	—	—	*
David Donnini (2) (3)	—	*	124,200,000	100	61.07
Tom Ehrhart (3)	—	*	—	—	*
Julie Masino (3)	—	*	—	—	*
Martin Taylor (3)	—	*	—	—	*
All directors and executive officers, as a group (13 individuals)
	100,705,080	80.38	124,200,000	100	90.15

*	Less than 1%
(1)

Percentage of combined voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, voting together as a single class. Each holder of Class A common stock and Class B common stock is entitled to one vote per share.

(2)

GTCR Fund XI/B LP (“GTCR Fund XI/B”), GTCR Fund XI/C LP (“GTCR Fund XI/C”) and certain other entities affiliated with GTCR LLC (“GTCR”) have the right to appoint a majority of the members of the Board of Managers of Hoya Topco, LLC. GTCR Partners XI/B LP (“GTCR Partners XI/B”) is the general partner of GTCR Fund XI/B. GTCR Partners XI/A&C LP (“GTCR Partners XI/A&C”) is the general partner of GTCR Fund XI/C LP. GTCR Investment XI LLC (“GTCR Investment XI”) is the general partner of each of GTCR Partners XI/B and GTCR Partners XI/A&C. GTCR Investment XI is managed by a Board of Managers which includes Mark M. Anderson and David A. Donnini, and no single person has voting or dispositive authority over the securities reported herein. As such, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities reported herein. Each of them disclaims any such beneficial ownership. The address for each of the entities and individuals is 300 North LaSalle Street, Suite 5600, Chicago, Illinois, 60654. This amount includes shares of Class B common stock issuable in connection with 6,000,000 Vivid Seats Class B Warrants. The following table sets forth our directors’ and named executive officers’ direct and indirect beneficial ownership interests in Hoya Topco, LLC excluding, in the case of directors, any shares indirectly owned by such individuals as a result of his or her partnership interest in GTCR or its affiliates.

Name of Beneficial Owner	Class B Units	Class B-1 Incentive Units	Class C Units(a)	Percentage of Class C Units Beneficially Owned	Class D Units	Class E Units
Stanley Chia(b)	—	450,000	—	—	—	500,765
Lawrence Fey(c)	—	110,000	—	—	440,000	—
Jon Wagner(d)	—	77,000	—	—	330,000	—

(a)	The Class C Units are the voting securities of Hoya Topco, LLC.

(b)	Includes vested and unvested interests. Excludes 450,000 phantom units of Hoya Topco. The Class E Units are profit interests of Hoya Topco.
(c)	Includes vested and unvested interests. Excludes 110,000 phantom units of Hoya Topco. The Class D Units are profit interests of Hoya Topco.
(d)	Includes vested and unvested interests. Excludes 77,000 phantom units of Hoya Topco. The Class D Units are profit interests of Hoya Topco.

(3)

The following table sets forth our named executive officers’, directors’, and executive officers and directors as a group’s shares of common stock subject to options that are exercisable within 60 days of February 28, 2022.

Name of Beneficial Owner	Number of Shares subject to Options
Executive Officers
Stanley Chia	151,811
Lawrence Fey	121,449
Jon Wagner	60,724
Non-Employee Directors
Mark Anderson	—
Todd Boehly	—
Jane DeFlorio	—
Craig Dixon	—
David Donnini	—
Tom Ehrhart	—
Julie Masino	—
Martin Taylor	—
All executive officers and directors as a group (13 individuals)	386,014

(4)

The number of shares of Class A common stock held by The Vanguard Group (“Vanguard”) is based on a Schedule 13G filed with the SEC on February 10, 2022 by Vanguard. Vanguard reported that it has sole voting power with respect to 0 shares, shared voting power with respect to 3,710 shares, sole dispositive power with respect to 4,097,467 shares and shared dispositive power with respect to 11,178 shares. The address of Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.

(5)

Interests shown consist of shares of Class A common stock held by Eldridge Industries, LLC (“Eldridge”), Horizon Sponsor, LLC (“Horizon”) and Post Portfolio Trust, LLC (“PPT”). Interests shown include (i) 52,057,173 shares of Class A common stock and (ii) 45,686,457 shares of Class A common stock subject to warrants that are exercisable within 60 days of February 28, 2022. Eldridge is a private investment firm specializing in providing both equity and debt capital. Todd L. Boehly is the Chairman, Chief Executive Officer and indirect controlling member of Eldridge and in such capacity may be deemed to have voting and dispositive power with respect to the shares held by Horizon and PPT. DraftKings has appointed Mr. Boehly as its true and lawful proxy and attorney-in-fact, with full power of substitution, for and in the name, place and stead of DraftKings, to represent it at all annual and special meetings of our stockholders and all written consents of our stockholders with respect to the shares of Class A common stock held by DraftKings and to vote such shares at any meeting of our stockholders, however called, and at any adjournment or adjournments thereof, or in connection with any written consent of our stockholders, and to otherwise do all things which DraftKings might do if present and acting itself with respect to such shares. As such, Mr. Boehly may be deemed to have voting power with respect to the shares held by DraftKings for so long as DraftKings still holds such shares until October 18, 2022. Eldrige and Mr. Boehly have shared voting and dispositive power with respect to 100,243,630 shares; Horizon has shared voting and dispositive power with respect to 61,236,457 shares; and PPT has shared voting and dispositive power with respect to 36,507,173 shares. The address of DraftKings is 222 Berkeley Street, Boston, MA 02116. The address for each of the other entities and individual listed in this footnote is 600 Steamboat Road, Suite 200, Greenwich, CT 06830.

(6)

Based on a Schedule 13G filed with the SEC on March 4, 2022 on behalf of Vivid Public Holdings, LLC (“VPH”), DLHPII Public Investments, LLC (“Public Investment”), DLHPII Investment Holdings, LLC (“Investment Holdings”), Delaware Life Holdings Parent II, LLC (“Parent”), Delaware Life Holdings Manager, LLC (“Manager”) and Mark R. Walter (“Mr. Walter”) (together, VPH, Public Investment, Investment Holdings, Parent, Manager, and Mr. Walter are the “Reporting Persons”). Consists of 5,000,000 shares of Class A Common Stock (the “Class A Shares”) held directly by VPH. VPH is a wholly-owned subsidiary of Public Investments. Public

Investments is a wholly-owned subsidiary of Investment Holdings. Investment Holdings is a wholly-owned subsidiary of Parent. Each of VPH, Public Investments, Investment Holdings and Parent is managed by Manager and each of Parent and Manager is controlled by Mr. Walter. Each of the Reporting Persons have shared voting and dispositive power over the securities reported. Each of Public Investments, Investment Holdings, Parent, Manager and Mr. Walter disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The principal business address of each of VPH, Public Investments, Investment Holdings, Parent, Manager and Mr. Walter is 227 West Monroe, Suite 5000 Chicago, IL 60606.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2021 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2021 other than one Form 3 that reflected no beneficial ownership of any class of equity securities of Vivid Seats during the year ended December  31, 2021 that was filed late by Edward Pickus, our Chief Accounting Officer.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Person Transactions

Our Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting shares;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting shares; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions.

Related Party Transactions Since January 1, 2021

Khoros

We signed a software agreement with Khoros, LLC. Khoros is a social media engagement and management platform. Khoros’ workflow management will allow us to track a wide range of social conversations and route them directly to our team(s) as appropriate. The approximate dollar value of this transaction is $240,000.

A member of our Board, Martin Taylor, is a principal at Vista Equity Partners. Vista Equity Partners is one of our investors and a majority owner of Khoros.

The audit committee reviewed the facts and circumstances of this related person transaction pursuant to our formal policy for the review, approval or ratification of related party transactions.

Viral Nation

We signed an agreement with Viral Nation. Viral Nation is a marketing agency that creates viral and social media influencer campaigns and provides advertising, marketing, and technology services. Viral Nation will produce B2C campaigns to enhance brand awareness. The approximate dollar value of this transaction is $240,000.

Eldridge Industries owns in excess of twenty-five percent (25%) of Viral Nation. Todd Boehly is the co-founder, Chairman and CEO of Eldridge Industries and is a member of our Board.

The audit committee reviewed the facts and circumstances of this related person transaction pursuant to our formal policy for the review, approval or ratification of related party transactions.

Rolling Stone

We signed two agreements with Rolling Stone to sponsor events and receive other marketing benefits. Rolling Stone is a high-profile magazine and media platform that focuses on music, film, TV, and news coverages.

We sponsored a party after Lollapalooza in Chicago at TAO with Rolling Stone (“TAO Event”). The approximate dollar value of this sponsorship was $145,000. We also sponsored a Rolling Stone party at Super Bowl LVI (“Super Bowl Event”). These sponsored events provide exclusive access for our loyalty members. The approximate dollar value of this sponsorship was $140,000.

Eldridge Industries owns in excess of twenty percent (20%) of Rolling Stone. Todd Boehly is the co-founder, Chairman and CEO of Eldridge Industries and is a member of our Board.

Prior to the Business Combination, we had not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the TAO Event was not reviewed, approved or ratified in accordance with any such policy.

The audit committee reviewed the facts and circumstances of the Super Bowl Event pursuant to our formal policy for the review, approval or ratification of related party transactions.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 111 N. Canal Street, Suite 800, Chicago, Illinois 60606, in writing not later than February 7, 2022.

Stockholders intending to present a proposal at our 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than the close of business on February 7, 2023 and no later than the close of business on March 9, 2023. The notice must contain the information required by our Bylaws. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after June 7, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business of the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In connection with our solicitation of proxies for our 2023 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

2021 ANNUAL REPORT

Our 2021 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice and Access Card can access our 2021 Annual Report, including our Annual Report on Form 10-K for 2021, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Vivid Seats Inc., 111 N. Canal Street, Suite 800, Chicago, Illinois 60606.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

David Donnini, Chairman of the Board

Chicago, Illinois

April 27, 2022

VIVID SEATS INC.

111 N CANAL STREET

SUITE 800

CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/06/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SEAT2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/06/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Class I Directors

Nominees

01) Stanley Chia	02) Jane DeFlorio	03) David Donnini

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2. Ratification of Deloitte & Touche LLP as independent registered public accounting firm for 2022.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

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VIVID SEATS INC.

Annual Meeting of Shareholders

June 7, 2022 9:00 AM ET

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Stanley Chia and Lawrence Fey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIVID SEATS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, ET on June 7, 2022, at www.virtualshareholdermeeting.com/SEAT2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side